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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS
BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2011

To the Stockholders of URANIUM RESOURCES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the Embassy Suites—Outdoor World, 2401 Bass Pro Drive, Grapevine, Texas 76051 on June 7, 2011, at 9:00 a.m., local time, for the following purposes:

          1.     To elect five (5) directors of the Company to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified; and

          2.     To approve an amendment to the Company's Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan to increase the number of shares of the Company's Common Stock, $.001 par value per share, eligible for issuance under the plan from 1,250,000 shares to 2,500,000 shares; and

          3.     To hold an advisory vote on the compensation of the Company's Named Executive Officers; and

          4.     To hold an advisory vote on the frequency of holding a recurring non-binding stockholder vote on the compensation of the Company's Named Executive Officers; and

          5.     To consider and vote upon a proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 2011; and

          6.     To transact such other business as may properly come before the Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 25, 2011, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich, Secretary

Lewisville, Texas
April 29, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2011

        The Company's Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2010 are available at http://urre.client.shareholder.com.

 PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

        Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by following the voting instructions contained in the attached proxy package. How your Uranium Resources, Inc. share ownership is registered will determine your voting options. Voting early will ensure the presence of a quorum at the meeting and will save the Company the expense and extra work of additional solicitation. An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail. Submitting your Proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option.

        If your options permit voting by the internet or telephone, this is a fast, convenient method of voting your shares, and your vote is immediately confirmed and tabulated. Most important, by using the internet or telephone, you help Uranium Resources, Inc. reduce postage and proxy tabulation costs.

        To ensure that your vote is properly recorded, please follow the voting instructions which accompany the proxy materials you received.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS
BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2011

        This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Embassy Suites—Outdoor World, 2401 Bass Pro Drive, Grapevine, Texas 76051 on June 7, 2011, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is April 30, 2011.

ACTION TO BE TAKEN AT THE MEETING

        Shares represented by a properly executed Proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the five individuals named under the caption Election of Directors as directors of the Company; (b) for approval of the amendment to the Company's Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan to increase the number of shares of the Company's Common Stock, $.001 par value per share, eligible for issuance under the plan from 1,250,000 shares to 2,500,000 shares; (c) for approval, on an advisory basis, of the compensation of the Company's Named Executive Officers, as described in this Proxy Statement; (d) for recommending a non-binding stockholder vote on executive compensation annually (e) for the ratification of the selection of Hein & Associates, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 2011; and (f) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

        A proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a Proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

        The only matters that management intends to present at the Meeting are the five matters referenced in subparagraphs (a), (b), (c), (d), and (e) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

OUTSTANDING VOTING SECURITIES
REQUISITE VOTE

        The record date for the Meeting is April 25, 2011. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 93,395,030 shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. One third of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Broker non-votes and abstentions are considered "shares present" for quorum purposes. "Broker non-votes" include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter.

        Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter; (ii) for the advisory vote on the frequency of a recurring non-binding stockholder vote on executive compensation, the choice selected by the most stockholders (either every year, every two years, or every three years) will be deemed the stockholders' choice; and (iii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to approve the amendment to the Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan; to approve, on an advisory basis, the compensation of the Company's Named Executive Officers; to ratify the selection of Hein & Associates, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2011; and to approve any other matter submitted to a vote of stockholders at the Meeting.

        Abstentions will impact the proposals that require the affirmative vote of a majority of shares present at the Meeting because they are counted as present at the Meeting and entitled to vote on each matter, but are not a vote for approval.

        Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Uninstructed shares on non-routine matters are "broker non-votes" and are not considered eligible to vote on those non-routine matters. As a result, broker non-votes are not counted in the denominator to determine whether the requisite vote has been obtained and, therefore, will have no impact on any of the non-routine matters.

        The election of directors, the approval of the amendment to the Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan, the advisory vote on the compensation of the Company's Named Executive Officers, and the advisory vote on the frequency of a recurring non-binding stockholder vote on executive compensation are non-routine matters and the ratification of independent auditors is a routine matter.

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 12, 2011, information regarding persons known by us to beneficially own more than 5% of the outstanding shares of our Common Stock, unless otherwise indicated. Shown separately in the second table below is information regarding the beneficial ownership of our Common Stock as of April 12, 2011 by (i) each director, (ii) each of the Named Executive Officers, and (iii) all directors and Named Executive Officers as a group.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Zesiger Capital Group, LLC	5,892,610	(3)	6.3%
320 Park Avenue, 30th Floor
New York, NY 10022
Dane Andreef	5,500,000	(4)	5.9%
140 East St. Lucia
Santa Rosa Beach, FL 32459

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes 4,735,600 shares as to which Zesiger Capital Group, LLC ("ZCG") holds sole voting power and 5,892,610 sole dispositive power for shares that are owned by its investment advisory clients. ZCG disclaims beneficial ownership of all of these shares. Such shares are held in discretionary accounts which ZCG manages. Such information is based upon a Form 13 G filing dated February 10, 2011.

(4)
Mr. Andreff is the Managing Member of Andreff Equity Advisors, L.L.C. and Maple Leaf Capital I, L.L.C. Such information is based upon a Form 13 G/A filing dated February 14, 2011.

Directors and Named Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul K. Willmott	1,092,077	(3)	1.8%
Donald C. Ewigleben	422,553		0.7%
Leland O. Erdahl	412,455	(4)	0.7%
Terence J. Cryan	301,000	(5)	0.5%
Marvin K. Kaiser	160,000	(6)	0.3%
Robert M. Gallagher	25,000	(7)	0.0%
Richard Van Horn	584,744	(8)	1.0%
Thomas H. Ehrlich	609,740	(9)	1.0%
Mark S. Pelizza	539,711	(10)	0.9%
Mathew F. Lueras	8,400	(11)	0.0%
All executive officers and directors as a group (10 individuals)	4,155,680		7.0%

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days from April 12, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Statements as to shares that are included through exercise of options means that the options are currently exercisable or exercisable within 60 days from April 12, 2011. Statements as to shares not included means that the options are exercisable more than 60 days from April 12, 2011.

(3)
Includes 562,500 shares that may be acquired by Mr. Willmott through the exercise of stock options.

(4)
Includes 156,250 shares that may be acquired by Mr. Erdahl through the exercise of stock options and under deferred compensation plans. Does not include 75,000 shares that may be acquired by Mr. Erdahl through the exercise of stock options.

(5)
Includes 250,000 shares that may be acquired by Mr. Cryan through the exercise of stock options. Does not include 50,000 shares that may be acquired by Mr. Cryan through the exercise of stock options.

(6)
Includes 100,000 shares that may be acquired by Mr. Kaiser through the exercise of stock options. Does not include 50,000 shares that may be acquired by Mr. Kaiser through the exercise of stock options.

(7)
Includes 12,500 shares that may be acquired by Mr. Gallagher through the exercise of stock options.

(8)
Includes 375,000 shares that may be acquired by Mr. Van Horn through the exercise of stock options.

(9)
Includes 375,000 shares that may be acquired by Mr. Ehrlich through the exercise of stock options.

(10)
Includes 375,000 shares that may be acquired by Mr. Pelizza through the exercise of stock options.

(11)
Does not include 40,000 shares that may be acquired by Mr. Lueras through the exercise of stock options.

 ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

        Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at five. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, five directors will be elected at the Meeting.

        Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, Donald C. Ewigleben, Terence J. Cryan, and Marvin K. Kaiser) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

        The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

Name	Age	Positions and Offices with the Company
Paul K. Willmott	71	Executive Chairman and Director
Donald C. Ewigleben	57	President, Chief Executive Officer, Chief Operating Officer and Director
Leland O. Erdahl	82	Director
Terence J. Cryan	48	Director
Marvin K. Kaiser	69	Director

        Paul K. Willmott has served as a director since August 1994. On August 6, 2007, Mr. Willmott became Executive Chairman of the Board. Mr. Willmott previously served as President from February 1995 to October 2006 and from July 1995 to August 2007 as Chairman of the Board and Chief Executive Officer. Mr. Willmott served as our Chief Financial Officer from April 12, 1995 to September 25, 1995. Mr. Willmott retired from Union Carbide Corporation, where he was involved for 25 years in the finance and operation of Union Carbide's world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's uranium and vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit as a senior vice president where he was primarily involved in the acquisition of UMETCO Minerals Corporation's uranium and vanadium operating assets. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

        As a result of his involvement in various executive-level positions with the Company over the last 16 years, including his tenure as President, Chief Executive Officer, Chief Financial Officer and his current role as Executive Chairman, Mr. Willmott is able to provide valuable insights regarding the management and strategy of the Company. In addition, Mr. Willmott's 25 years with Union Carbide provide him with extensive knowledge of the mining industry, including the unique issues surrounding the mining of uranium.

        Donald C. Ewigleben has served as President, Chief Executive Officer and Chief Operating Officer and director since September 3, 2009. Prior to joining the Company, Mr. Ewigleben was President and Chief Executive Officer of AngloGold Ashanti North America Inc. in Denver, Colorado and also served as the Executive Officer—Sustainability & Legal Affairs for AngloGold Ashanti in the Americas.

Mr. Ewigleben served as the Executive Officer—Law, Safety, Health & Environment for AngloGold Ashanti Ltd. in Johannesburg, South Africa in 2006 and 2007. Prior to becoming the CEO of AngloGold in 2004, Mr. Ewigleben served as President and CAO (2003) and as Vice President and General Counsel (2000). Before joining AngloGold in 2000, he was the Vice President—Environmental and Public Affairs for Echo Bay Mines. Prior to AngloGold and Echo Bay, Mr. Ewigleben served in various capacities for AMAX Gold and AMAX Coal Industries. He began his career as a governmental affairs representative for AMAX in Washington, DC and multiple state legislatures. Later, his legal practice encompassed administrative law in the areas of environmental and health & safety. He has been responsible for the development of several award-winning environmental programs and has directed the permitting for many successful operations in the United States, Canada, Mexico, Russia, New Zealand, and the Philippines. Mr. Ewigleben has served on the Board of Directors for the National Mining Association, the Gold Institute, the Mining Association of Canada, numerous state and provincial coal and hard-rock mining associations and as a trustee of the Northwest Mining Association, the Eastern Mineral Law Foundation and the Rocky Mountain Mineral Law Foundation. A graduate of the Indiana University School of Law, he also holds Bachelor of Science degrees in American history, political science and music from Ball State University. Mr. Ewigleben is a member of the American Bar Association and is admitted to the practice of law in Colorado and Indiana.

        Mr. Ewigleben's qualifications for election to the Company's Board of Directors include his current experience and leadership as the Company's President and Chief Executive Officer. He also has extensive management experience as a result of his prior employment in executive management roles at other companies within the mining industry, which enables him to provide valuable counsel to the Company on issues of strategic planning and corporate governance. Mr. Ewigleben also brings to the Company a deep understanding of the health and safety issues involved in the mining of uranium.

        Leland O. Erdahl has served as a director since July 11, 1994. Mr. Erdahl served with the U.S. Atomic Energy Commission (AEC) from 1957 to 1967 at the AEC's domestic uranium procurement division at Grand Junction, Colorado in several positions including Director of the Finance and Budget Division and at AEC headquarters in Germantown, Maryland, as Chief of the Audit Planning and Program Branch. Mr. Erdahl served as Manager of Finance and Administration for the uranium mining and milling division of United Nuclear Corporation in Santa Fe, New Mexico from 1967 to 1970. In 1970, Mr. Erdahl moved to Albuquerque, New Mexico, and joined Ranchers Exploration and Development Corporation, a public company involved in mining uranium and precious metals, where he served in several capacities including President and Chief Executive Officer until 1984 when the company was acquired by Hecla Mining Company. From 1986 to 1991, Mr. Erdahl served as President and Chief Executive Officer for Stolar, Inc., a high-tech company involved in the radio wave imaging of geologic media and underground wireless radio transmission for voice and data. He was president and CEO of Albuquerque Uranium Corporation from 1987 to 1991 and served as Vice President of Amax Gold in 1997 and 1998. From January 2001 to September 14, 2001, Mr. Erdahl served as President of Nord Pacific Limited, a mining company with gold and copper interests in Australia and Papau, New Guinea. Mr. Erdahl has served on the boards of several public mining companies and as a trustee for a mutual fund from 1984 to the present. He is a certified Public Accountant and a graduate of the College of Santa Fe.

        Mr. Erdahl's qualifications for election to the Company's Board of Directors include over 50 years experience in the mining and exploration industries. His extensive knowledge of accounting also qualifies Mr. Erdahl to serve on the Company's audit committee. As a result of his tenure with Albuquerque Uranium Corporation, Mr. Erdahl has valuable experience and insight into New Mexico political processes and government policies, particularly as they relate to the uranium mining business.

        Terence J. Cryan has served as a director since October 2006. Mr. Cryan has over twenty years of experience in international business as an investment banker in the United States and Europe. Since April 2007, Mr. Cryan has served as President and CEO of Medical Acoustics LLC. In 2001, Mr. Cryan

co-founded and presently serves as the Managing Director of Concert Energy Partners, an investment banking and private equity firm based in New York City. Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns. Earlier in his career, Mr. Cryan was a Managing Director, Energy and Natural Resources Group Head and member of the Investment Banking Operating Committee at Paine Webber. Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994. Mr. Cryan is an adjunct professor at the Metropolitan College of New York Graduate School of Business and is a frequent lecturer at finance and energy industry gatherings. Mr. Cryan holds a Master of Science degree in Economics from the London School of Economics and a B.A. from Tufts University. Mr. Cryan has served on the board of directors of Global Power Equipment Corp. Inc. since February 2008, has served on the board of directors of Gryphon Gold Corporation since August 2009 and has served on the board of directors of The Providence Service Corporation since May 2009.

        Mr. Cryan's extensive financial industry experience and educational background in economics provide him with a wealth of knowledge in dealing with financial, accounting and regulatory matters and make him particularly well suited to serve on the Company's audit committee. His prior professional experience also permits Mr. Cryan to provide valuable advice to the Company with respect to potential capital raising, merger and acquisition transactions.

        Marvin K. Kaiser has served as a director since July 12, 2007. He is Chairman of the Audit Committee. Since 2006, Mr. Kaiser has owned Whippoorwill Consulting LLC, a consulting practice specializing in the natural resource industry. In February 2006, Mr. Kaiser retired from The Doe Run Company, a privately held natural resources company and the largest integrated lead producer in the Western Hemisphere, where he served as Executive Vice President and Chief Administrative Officer. Prior to his thirteen years with Doe Run, Mr. Kaiser held the positions of Chief Financial Officer for Amax Gold, Olympic Mining Corporation and Ranchers Exploration at various times over a 24-year period. Mr. Kaiser graduated from Southern Illinois University with a Bachelor of Science degree in Accounting in 1963. He is a Certified Public Accountant and is experienced in all aspects of corporate finance and management. Mr. Kaiser served on the Board of Directors of New West Gold Corporation in 2006 and 2007, Constellation Copper Corporation in 2007 and 2008, El Capitan Precious Metals Inc. in 2007 though 2009 and currently serves on the Board of Directors for Brigus Gold Corp. (formerly named Apollo Gold Corporation) since 2006 and Gryphon Gold Corporation since 2008.

        Mr. Kaiser's qualifications for election to the Company's Board of Directors include over 40 years in the mining and exploration industries. In addition, Mr. Kaiser's background in accounting and his prior experience serving on the audit committees of other public companies make him a valuable adviser to the Company on financial and accounting issues and uniquely qualify him to serve as the Company's audit committee expert.

Arrangements Regarding Election of Directors

        There are no arrangements regarding the election of directors.

Other Executive Officers

        The executive officers serve at the discretion of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of the Stockholders. The officers hold office until their successors are appointed by the Board of Directors. All officers are employed on a full-time basis. There is no family relationship between any director and executive officer.

        The following table sets forth certain information concerning executive officers that are not also directors:

Name	Age	Positions and Offices
Richard A. Van Horn	65	Executive Vice President—Operations
Thomas H. Ehrlich	51	Vice President, Chief Financial Officer, Secretary and Treasurer
Mark S. Pelizza	59	Senior Vice President—Health, Safety and Environmental Affairs
Mathew F. Lueras	44	Vice President—Corporate Development

        The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

        Richard A. Van Horn joined us in March 1997 and assumed the position of Senior Vice President of Operations on April 1, 1997. On August 6, 2007, Mr. Van Horn became our Chief Operating Officer and served as COO until November 2008. On June 4, 2008, he was appointed Executive Vice President. Previously, he spent three years with Energy Fuels Nuclear, Inc. as General Manager—Colorado Plateau Operations with responsibility for the daily management of, and planning for, Energy Fuels Nuclear, Inc.'s mining activities on the Colorado Plateau. Before his work at Energy Fuels Nuclear, Inc., Mr. Van Horn spent eighteen years with Union Carbide Corporation where he was involved with the finance and operation of that company's worldwide mining and metals business. From 1990 to 1994, Mr. Van Horn was Director of Operations of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide Corporation, and was responsible for all operating aspects of UMETCO's uranium and vanadium business on the Colorado Plateau prior to its sale to Energy Fuels Nuclear, Inc. Mr. Van Horn graduated from the Colorado School of Mines with a Engineer of Mines degree in 1973.

        Thomas H. Ehrlich, a certified public accountant, rejoined us in September 1995 as Vice President and Chief Financial Officer and was appointed Secretary and Treasurer in December 1995. Immediately prior to that time, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Mr. Ehrlich originally joined us in November 1987 as Controller—Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary. Before joining us, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting roles at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

        Mark S. Pelizza has served as our Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President—Health, Safety and Environmental Affairs. From November 1999 through December 2004, he was appointed President of Hydro Resources, Inc., a wholly owned subsidiary, and was elected a Director of Hydro Resources, Inc. in November 1999. Before joining us, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide's Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. degree in Geology from Fort Lewis College in 1974.

        Mathew F. Lueras joined the Company in August 2007 as the Controller—New Mexico and was promoted to Vice President—Corporate Development in April 2010. Before joining us, he was employed from 2004 to 2007 as Controller for Louisiana Energy Services LP, a subsidiary of URENCO Ltd., during the NRC licensing phase of the National Enrichment Facility. He was employed by GAP Inc. during 2003 to 2004 as Manager, Process Integrity and Control and Division Controller at Lafarge NA from 2000 to 2003. Prior to that he served as Controller for Monroc Inc., a wholly owned subsidiary of US Aggregates from 1998 to 2000, as Senior Financial Analyst for Enron Capital and Trade Resources from 1997 to 1998 and various domestic and international financial and business development positions at Conoco Inc. from 1990 to 1997. Mr. Lueras received his Bachelor of Accountancy and minor in Business Computer Systems from New Mexico State University in 1990.

Code of Ethics for Senior Financial Officers

        In March 2004, we adopted a Code of Ethics for Senior Financial Officers, including the Company's chief executive officer, chief financial officer, controller, treasurer, and chief internal auditor ("Code of Ethics"). A copy of the Code of Ethics can be found on the Company's web site at http://www.uraniumresources.com/investor/governance.htm or a copy will be furnished without charge upon request to our Vice President and Chief Financial Officer at the Company's principal executive offices.

Board and Committees of the Board; Meetings

        The Board of Directors held twenty-two meetings during the year ended December 31, 2010. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions. Director attendance at the Annual Meeting of Stockholders is encouraged by the Company. All of the directors attended the Company's Annual Meeting for 2010. The Board of Directors has determined that each of Messrs. Erdahl, Cryan, and Kaiser is an independent director as such term is defined in the NASDAQ Listing Rules.

        The Company has five standing committees of the Board of Directors—Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Strategic Planning Committee and Health, Safety and Environment Committee. Marvin K. Kaiser, Leland O. Erdahl and Terence J. Cryan are currently members of the Audit Committee. Terence J. Cryan, Leland O. Erdahl, and Marvin K. Kaiser are currently members of the Compensation Committee. Leland O. Erdahl, Terence J. Cryan, and Marvin K. Kaiser are currently members of the Nominating and Corporate Governance Committee. Donald C. Ewigleben, Paul K. Willmott and Terence J. Cryan are currently members of the Strategic Planning Committee. Paul K. Willmott, Donald C. Ewigleben and Leland O. Erdahl are currently members of the Health, Safety and Environment Committee.

        During 2010, the Audit Committee held four meetings, the Compensation Committee held seven meetings, the Nominating and Corporate Governance Committee held two meetings, the Health, Safety and Environment Committee held one meeting and the Strategic Planning Committee did not hold a meeting in 2010. The Audit Committee also met on March 8, 2011 with the Company's auditors to review the 2010 fiscal year audit.

        The Company's Board of Directors has reviewed the qualifications of those serving on our Audit Committee and has determined that Marvin K. Kaiser, the Chairman of the Audit Committee, is an audit committee financial expert. Mr. Kaiser is a certified public accountant and has served on audit committees of other public companies as a member and, in several cases, as chairman. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found on the Company's web site at http://www.uraniumresources.com/investor/governance.htm. The Board of Directors has determined that each of the members of the Audit Committee is an independent director as such term is defined under the NASDAQ Listing Rules.

        The Company has a standing Nominating and Corporate Governance Committee and the activities of the Nominating and Corporate Governance Committee are governed by its charter, a copy of which can be found on the Company's web site at http://www.uraniumresources.com/investor/governance.htm. The Board of Directors has determined that each member of the Nominating and Corporate

Governance Committee is an independent director under the NASDAQ Listing Rules. Mr. Erdahl is Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, Company advisers and executive search firms. When considering potential candidates for election to the Company's Board of Directors, the Nominating and Corporate Governance Committee assesses various criteria, including, but not limited to, each candidate's business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy, personal integrity and judgment. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. The Board of Directors does not have a formal diversity policy for directors. However, the Board of Directors is committed to an inclusive membership. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process. One or more directors must have requisite financial expertise to qualify as an "audit committee financial expert" as defined by Item 407 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

        The Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant Board seat, the Nominating and Corporate Governance Committee will consider whether such candidate meets the applicable independence standards and the level of the candidate's financial expertise. Any new candidates will be interviewed by the Nominating and Corporate Governance Committee, and the full Board will approve the final nomination.

        The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. At this time such a policy is unnecessary given that the size of the Board is small and that each person who has been nominated to serve on the Company's Board of Directors is a current director standing for re-election. However, the Board of Directors generally will consider director candidates recommended by stockholders and will evaluate such candidates in the same manner in which it evaluates candidates from other sources.

        The Company has a standing Compensation Committee and the activities of the Compensation Committee are governed by its charter, a copy of which can be found on the Company's web site at http://www.uraniumresources.com/investor/governance.htm. The Board of Directors has determined that each member of the Compensation Committee is an independent director under the NASDAQ Listing Rules. Mr. Cryan is Chairman of the Compensation Committee. The Compensation Committee discharges the Board of Director's responsibilities relating to compensation of the Company's directors and executives and is responsible for producing the annual report on executive compensation for inclusion in this Proxy Statement. The Compensation Committee also administers the Company's stock option plans for employees and directors. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide employee retention and performance incentives that further the Company's long-term strategic plan and are consistent with the overall goal of enhancing enduring stockholder value.

        Additional duties of the Compensation Committee include reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company's chief executive/chief operating officer and evaluating such officer's performance in light of the Company's goals. The Compensation Committee also reviews and approves the recommendations of the chief executive/chief operating officer with regard to all the other officers of the Company.

        The Compensation Committee meets at least two times each year and more frequently as the Compensation Committee in its discretion deems desirable. The Compensation Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice and quorum and voting requirements as are applicable to the Board of Directors. Subject to the authority of the Board of Directors, the Compensation Committee has the authority to retain such outside consultants as it determines appropriate to carry out its duties, although no such consultant is presently engaged. In addition, the Compensation Committee evaluates its performance on an annual basis and provides any written material with respect to such evaluation to the Board of Directors, including any recommendations for changes in procedures or policies governing the Compensation Committee. The Compensation Committee additionally considers the risks arising from the Company's compensation policies, and believes that the Company has substantial protection against excessive or unnecessary risk taking by any of its employees. In particular, the stockholder protection feature and minimum gateway requirement of the Company's Management Incentive Plan protects against such risks.

        The Strategic Planning Committee does not have a charter. Its function is to recommend the strategic direction of the Company. Mr. Ewigleben is chairman of the Strategic Planning Committee.

        The Company has a Health, Safety and Environment (HS&E) Committee which was created on January 20, 2010. The activities of the HS&E Committee are governed by its charter, a copy of which can be found on the Company's web site. Paul K. Willmott is the Chairman of the HS&E Committee. The HS&E Committee's focus is to ensure that the Company undertakes and conducts, in compliance with all regulatory, statutory and Company policies, its operations in an economically and socially responsible manner, with due regard to the safety and health of its employees; impact of its operations on the natural environment; and social, economic, health and environmental-related impacts in the community in which it operates.

Board Responsibilities and Oversight of Risk Management

        In August 2007, the Board separated the office of Chairman from that of the Chief Executive Officer. The Board concluded that separating the role of Chairman from that of Chief Executive Officer is the best leadership structure for the Company. It appropriately balances the need for the chief executive officer to manage the daily activities of the Company, and the Executive Chairman serves as a liaison between the Board and executive management in an effort to enhance this relationship.

        In connection with its oversight of risk to the Company's business, the Board regularly considers management presentations on the Company's operations and strategies and considers related risks to our business. As part of the Board's consideration, the Board and management actively engage in discussions of potential and perceived risks to the business. In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee charters and as provided in NASDAQ Rules. For example, our Audit Committee assists the Board's oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Compensation Committee oversees the compensation of our chief executive officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term stockholder returns without undue risk taking.

        The Board and the Board committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. All directors have access to members of management in the event a director wishes to follow up on items discussed outside the Board meeting.

Report of the Audit Committee.

        The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and operates under a written charter adopted and approved by the Board. The Audit Committee approves and recommends to the Board the election, retention or termination of the independent registered public accounting firm ("auditors"); approves services to be rendered by the auditors and the related compensation; monitors the auditors' performance; reviews the results of the Company's audit; determines whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report; reviews the Company's systems of internal financial control and responds to other matters outlined in the Audit Committee Charter and reports to the Board thereon. Each Audit Committee member is "independent" as defined under the rules of the NASDAQ Global Market.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial control, for preparing the financial statements and for the public reporting process. Hein & Associates LLP, our Company's independent auditor for 2010, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Hein & Associates LLP will express its own opinion on the effectiveness of the Company's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and Hein & Associates LLP the audited financial statements for the year ended December 31, 2010, management's assessment of the effectiveness of the Company's internal control over financial reporting and Hein & Associates LLP's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Hein & Associates LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. Hein & Associates LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding Hein & Associates LLP's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Hein & Associates LLP that firm's independence. The Audit Committee also concluded that Hein & Associates LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Hein & Associates LLP's independence.

        Based on the considerations referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in our Annual Report on Form 10-K for 2010 and selected Hein & Associates LLP as the independent auditor for the Company for 2011. This report is provided by the following independent directors, who constitute the Audit Committee:

    Marvin K. Kaiser (Chairman)
    Leland O. Erdahl
    Terence J. Cryan

Process for Stockholder Communications with the Board.

        The Board has not adopted any formal policy regarding the communication by stockholders with the Board. Any stockholder desiring to communicate with one or more Board members should contact Thomas H. Ehrlich, Vice President, Chief Financial Officer, Secretary and Treasurer of the Company at 972-219-3330 and he will arrange the communication.

Policy Regarding Transactions with Related Persons

        The Company's general policy with respect to related party transactions is included in its Code of Business Conduct and Ethics, the administration of which is overseen by the Audit Committee. Directors and officers of the Company are required to report any transaction that the Company would be required to disclose pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K (a "Related-Party Transaction") to the Audit Committee.

        The Company collects information about potential Related-Party Transactions in its annual questionnaire completed by directors and officers. Potential Related-Party Transactions are subject to the review and approval of the non-interested members of the Audit Committee. In determining whether to approve any such transaction, the Audit Committee will consider such factors as it deems relevant, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm's length negotiations with an unrelated third party.

        The Company engaged in a Related-Party Transaction when it retained the services of Robert M. Gallagher as a consultant to assist the Company in its efforts to advance toward production in New Mexico. Mr. Gallagher was a director of the Company from January 20, 2010 through September 30, 2010. On October 1, 2010, in order to retain Mr. Gallagher's services after his resignation from the Board, the Company executed a Consulting Services Agreement (the "Consulting Agreement") with RMG Consulting, LLC, a New Mexico limited liability company ("RMG"). Robert M. Gallagher is the Principal of RMG, and is a related person of the Company because he served on the Board of Directors during 2010. Pursuant to the Consulting Agreement, the Company will pay RMG $12,000 per month for every month where consulting services are performed by RMG for the Company. It is anticipated that all amounts paid to RMG for consulting services would go to Mr. Gallagher, as the Principal of RMG; consequently, the Company could pay Mr. Gallagher up to $144,000 per year while the Consulting Agreement is in effect. The initial term of the Consulting Agreement lasts for one year, with three optional one-year renewal periods. The Consulting Agreement may be terminated by either party at any time by providing 120 days prior notice of the termination, or it may be extended by the mutual agreement of the parties. Additionally, in connection with this change, the terms of the equity awards granted to Mr. Gallagher were modified. The vesting of 25% of the 50,000 share stock option grant made on January 20, 2010 was accelerated to the date of his resignation and the exercise period was extended to September 30, 2012. The vesting of 25% of the 50,000 share restricted stock grant made on June 3, 2010 was accelerated to the date of his resignation. The Company recognized stock compensation expense for the modifications of approximately $24,000 during 2010. All remaining unvested equity awards were forfeited upon his resignation.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is, or was during the fiscal year ended December 31, 2010, an officer, former officer, or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. During 2010, no executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company's Compensation Committee or Board of Directors, or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company's Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance.

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Financial Industry Regulatory Authority, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

        Directors and officers of the Company have timely filed all required Forms 3, 4 and 5.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of the Board of Directors oversees the Company's compensation programs, which are designed specifically for the Company's most senior executive officers, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, the "Named Executive Officers"). Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to Named Executive Officers.

        The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company's employee compensation programs. Each year the Company reviews any and all relationships that each director has with the Company, and the Board of Directors subsequently reviews these findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

        The responsibilities of the Compensation Committee, as stated in its charter, include the following:

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  review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board of Directors for approval;

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  produce an annual report on executive compensation for inclusion in the Company's proxy statement relating to its annual meeting of stockholders;

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  review and make such recommendations to the Board of Directors as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;

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  review and approve the corporate goals and objectives that may be relevant to the compensation of the Company's chief executive/chief operating officer;

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  evaluate the performance of the chief executive officer/chief operating officer in light of the goals and objectives that were set and determine and approve the compensation of the chief executive officer/chief operating officer based on such evaluation; and

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  review and approve the recommendations of the chief executive officer/chief operating officer with regard to the compensation of all officers of the Company other than the chief executive/chief operating officer.

Objectives of Compensation Program

        The primary objectives of our compensation program are to (i) enhance the Company's ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports the Company's core values, (iii) provide a percentage of total compensation that is "at-risk", or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of Named Executive Officers with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

        The Compensation Committee also believes that compensation should recognize short- and long-term performance and include both cash and equity components while recognizing the need to adhere to certain key principles by establishing compensation arrangements that are supported by strong corporate governance, including active and effective oversight by the Compensation Committee of the Board of Directors.

What Our Compensation Program is Designed to Reward

        The Company's compensation program is designed to reward exceptional organizational and individual performance.

Elements of the Company's Compensation Plan

        In furtherance of the Company's compensation objectives and to reward exceptional organization and individual performance, the Company's compensation program includes a base salary component, performance goals component (both financial and non-financial), stock incentive component, and retirement, health and welfare benefit component, each of which is reviewed by the Compensation Committee in establishing the various forms and levels of the compensation program. The Company does not have an exact formula for allocating between cash and non-cash compensation.

        The following is a general summary of the primary components of the compensation policy for the Company's senior executives. As described in greater detail below, for 2011 new annual and long-term incentive programs were put in place for Executive Officers other than the President and Chief Executive Officer—specifically, Messrs. Van Horn, Pelizza, Ehrlich, and Lueras.

  Base Salary

        We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by comparable mining industry companies, including uranium companies. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. Base salaries are typically adjusted at least annually to realign salaries with market levels. In each case, the Compensation Committee takes into account each officer's (i) current and prior compensation, (ii) scope of responsibilities, (iii) experience, (iv) comparable market salaries, and (v) the Company's achievement of performance goals (both financial and non-financial). The Compensation Committee also (i) has the opportunity to meet with the officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual's performance, and (ii) reviews reports of the Chief Executive Officer presented to the Compensation Committee, evaluating each of the other officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

  Performance Goals

        Financial.    The Compensation Committee believes that a significant portion of each senior executive's compensation should be tied to the Company's performance measured against profitability and stockholder value creation. By doing so, officers have the incentive of increasing Company profitability and stockholder return. The Company measures financial performance awards against certain (i) operational targets including development, production and/or restoration objectives, (ii) operational cost targets, and (iii) budget targets. During periods when performance meets or exceeds these established financial objectives, officers should be paid at or more than expected levels. When the Company's performance does not meet key financial objectives, officers should be paid less than expected levels. Performance goals have changed from time to time and will continue to change as the conditions of the Company and the uranium market evolve.

        Non-Financial.    The Compensation Committee also believes that a significant portion of a senior executive's compensation should be tied to the following:

        Performance goals:

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  continued viability of the Company as a going concern through the low price cycle for uranium concentrate and, as conditions permit, the development of a strong balance sheet;

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  maximizing stockholder value;

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  development and implementation of strategy for market competitiveness in acquiring additional properties for future development and operation;

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  retention of existing uranium properties and resources for development and operation at a time when an economic cycle for uranium selling prices returns; and

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  retention of a valuable cadre of personnel for future development and operation of uranium properties in the United States, and

        Core values:

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  safety,

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  community involvement,

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  environmental stewardship,

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  development of future leaders, and

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  adherence to a strict code of ethics.

        During periods when performance meets or exceeds these established financial and non-financial objectives, officers should be paid at or more than expected levels. When the Company's performance does not meet or exceed these established financial and non-financial objectives, officers should be paid less than expected levels. Performance goals have changed from time to time and will continue to change as the conditions of the Company and the uranium market evolve.

  Stock Incentive Compensation

        An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. The Company has three stock incentive plans for Employees, all of which were approved by the Company's stockholders.

  The 1995 and 2004 Plans

        Stock options provide employees with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our Common Stock price increases above the option exercise price (at which point the option will be deemed "in-the-money") and the holder of the option remains employed during the period required for the option to "vest" thus, providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of an employee's compensation to stockholders' interests by providing an incentive to increase the market price of our stock. The exercise prices of all stock options granted to the executive officers as of December 31, 2010 and additional information on these grants, including the number of shares subject to each grant, are shown in the Grants of Plan-Based Awards Table on page 28.

        Awards from our stock incentive compensation plans are granted periodically. The exercise price for each stock option is the market value on the date of grant. The Compensation Committee may approve stock option awards to a new employee at the time he or she is hired if the Compensation

Committee determines that he or she can substantially contribute to meeting the performance goals of the Company. It has been the Company's practice not to make any stock option awards to employees during a period when the Company is in possession of material non-public information.

        Upon a Change of Control (as defined in each of the 1995 and 2004 Plans) of the Company, all stock options granted under the 1995 Plan and 2004 Plan will become fully vested. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another Company, as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

        Option holders generally forfeit any unvested options if their employment with the Company terminates, except that upon, death or disability while employed with the Company outstanding stock options may be exercised within the one year period ending on the anniversary of such death or permanent and total disability to the same extent that the option was exercisable on the date of death or disability.

        Under the 1995 Plan at December 31, 2010, there were outstanding to purchase 1,881,212 shares of Common Stock at exercise prices ranging from $0.76 to $3.12. No new options may be granted under the 1995 Plan.

        Under the 2004 Plan at December 31, 2010, there were outstanding options to purchase 1,194,876 shares of the Company's Common Stock at exercise prices ranging from $0.73 to $5.19 per share. At December 31, 2010, 420,583 shares of Common Stock were available for future grants under the 2004 Plan.

  The 2007 Plan

        The 2007 Restricted Stock Plan (the "2007 Plan"), provides eligible employees of the Company and its subsidiary corporations with the opportunity to increase their ownership interest in the Company through the receipt of restricted shares of the Company's Common Stock. Grants may be made from time to time under the 2007 Plan to those managers and key employees of the Company or any subsidiary corporation, who are designated by the Compensation Committee in its sole and exclusive discretion. The Compensation Committee may make more than one restricted stock grant to the same grantee, and the provisions of restricted stock grants need not be the same with respect to each grantee.

        Subject to certain limitations, up to 1,500,000 shares of Common Stock can be issued under the 2007 Plan. The number of shares of restricted stock which may be granted to any manager or key employee in any calendar year may not exceed 500,000 shares. Shares of restricted stock may be granted either alone or in addition to any other compensation paid outside of the 2007 Plan.

        139,571 shares of restricted stock were awarded in 2010 in connection with the Company's cash compensation reduction program. Under this program certain Executive Officers of the Company agreed to a 30% reduction in base salary through the second quarter of 2010. In exchange for the reduction in cash compensation, such Executive Officer was awarded on the first day of each calendar quarter that number of restricted shares equal to the aggregate amount of such Executive Officer's salary that was reduced for the quarter divided by the average price per share of the Company's Common Stock for the 10 trading days immediately prior to the first day of such quarter, subject to a minimum average share price of $0.51 per share. A total of 565,814 shares were awarded under this program. A maximum amount of 700,000 shares were eligible for award under this program. The shares of restricted stock issued under this program vest one year from the date of grant. The purpose of the cash reduction program was to lower the Company's cash expenditures during periods of low uranium prices.

        Subject to the provisions of the 2007 Plan and the Restricted Stock Grant Agreement governing the restricted stock grant, during the restricted period set by the Compensation Committee (the "Restricted Period"), a grantee shall not be able to sell, transfer, pledge, anticipate or assign restricted stock. The Compensation Committee may condition any lapse of the Restricted Period upon the attainment of specified personal service and/or performance standards specified by the Compensation Committee at the time of grant, which standards may include, but not be limited to, the attainment of financial performance goals, the attainment or maintenance of specified prices for the Company's Common Stock, the attainment of a cumulative earnings per share or an indicated return on equity. In addition to the foregoing, the Compensation Committee may condition the vesting of restricted stock on such other factors as the Compensation Committee may determine. Subject to the foregoing limitations, the Compensation Committee, in its sole discretion, may also specify that a Restricted Period may lapse in installments, or that the restrictions contained in a restricted stock grant are to be waived or accelerated in whole or in part based on the attainment of additional personal service or performance standards specified by the Compensation Committee.

        Except as set forth in the 2007 Plan, a grantee shall have, with respect to shares of restricted stock held by such grantee, all of the rights of a stockholder of the Company, including the right to vote such stock and the right to receive any regular cash dividends paid out of current earnings with respect to such stock, provided that the Board will require that any cash dividend on unvested shares be reinvested in Company Common Stock.

        Upon termination of a grantee's employment with the Company or subsidiary corporation (as applicable) for any reason during the Restricted Period, all restricted stock then held by or in respect of such grantee will vest, or be forfeited (as applicable) in accordance with the terms and conditions of the 2007 Plan, subject to any subsequent determinations made by the Compensation Committee.

        Upon the occurrence of a Change of Control (as defined in the 2007 Plan), any and all restricted stock granted under the 2007 Plan shall immediately and fully vest (to the extent not theretofore vested), and all applicable restrictions thereon shall lapse and expire.

        The 2007 Plan terminates on April 10, 2017 after which time no restricted stock may be granted thereunder. Any and all shares of unvested restricted stock outstanding at the time of termination of the 2007 Plan shall continue in full force and effect in accordance with their restrictions and subject to the terms and conditions of the 2007 Plan and any related Restricted Stock Grant Agreements.

  Retirement, Health and Welfare Benefits

        The Company offers a variety of health and welfare and retirement programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The Company's health and welfare programs include medical, dental and vision. In addition to the foregoing, the executive officers are eligible to participate in the following programs:

        Supplemental Health Care Plan.    The Company has adopted a health care plan (the "Supplemental Plan") for the Company's executive officers and certain of its other employees, which supplements the standard health care plan available to all eligible employees (the "Standard Plan"). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a worldwide medical assistance benefit. Each participant in the Supplemental Plan will receive a maximum annual benefit of $100,000. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 11% of claims paid. In addition to other officers and employees, the executive officers covered by the Supplemental Plan are Paul K. Willmott,

Richard A. Van Horn, Mark S. Pelizza, Thomas H. Ehrlich, Donald C. Ewigleben and Mathew F. Lueras.

        401(k) Profit Sharing Plan.    The Company maintains a defined contribution profit sharing plan for employees (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 2010, the Company contributed amounts equal to 50% of the participant's contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

        Deferred Compensation Plans.    The Company has four separate deferred compensation plans covering the years 1999 through 2004. Under these plans executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 1999, 2000, 2001, 2002, 2003 and 2004 salary with payment thereof to be made on January 11, 2011. On or before that date, the participant may elect to receive the deferred amount in shares of the Company's Common Stock valued at a weighted average of $0.71 per share under the 1999 deferred compensation plan and $0.80 per share under the 2000-2004 plans. As of December 31, 2010, a total of $697,028 has been deferred under such plans.

Application of the Company's Compensation Policies in 2010

        The base salary for the principal executive officer ("PEO"), principal financial officer ("PFO") and the three most highly compensated executive officers other then the PEO and PFO (the "Named Executive Officers") for 2010 are detailed in the following table. In connection with a cash conservation plan implemented in 2009 and extended into the second quarter of 2010 the base salaries paid to Messrs. Van Horn, Pelizza, and Ehrlich was comprised of a combination of cash and grants of restricted shares of the Company's common stock. The following table shows the cash component of 2010 base salary, and the next table shows the restricted stock awarded in exchange for the reduction in the cash portion of base salary for those officers electing to participate in the cash reduction program.

Name	Title	2010 Base Salary
Donald C. Ewigleben	President and Chief Executive Officer	$350,000
Richard A. Van Horn	Executive Vice President—Operations	$178,500
Mark S. Pelizza	Senior Vice President—Health, Safety, and Environmental Affairs	$178,500
Thomas H. Ehrlich	VP, CFO, Treasurer, & Secretary	$161,500
Mathew F. Lueras	VP—Corporate Development	$90,000

        Effective on January 1, 2011, Mr. Lueras' base salary was increased to $126,000 reflective of added job responsibilities and performance expectations.

        During 2010, the following restricted stock awards and stock option grants were made to the Company's Named Executive Officers:

Name	Restricted Stock Awards	Stock Option Grants
Donald C. Ewigleben	42,553	—
Richard A. Van Horn	41,282	25,000
Mark S. Pelizza	41,282	25,000
Thomas H. Ehrlich	37,350	25,000
Mathew F. Lueras	—	40,000

        The restricted stock awards were made in the first and second quarter of 2010 in connection with a cash conservation plan and resulted in a reduction of cash compensation for Messrs. Van Horn, Pelizza and Ehrlich of $31,500, $31,500 and $28,500, respectively. Stock option grants were made to Messrs. Van Horn, Pelizza, Ehrlich and Lueras of 25,000, 25,000, 25,000 and 20,000 on December 22, 2010 at an exercise price of $3.29 per share. These options vest 100% on the first anniversary of their grant date. Mr. Lueras was granted a stock option to purchase 20,000 shares on April 1, 2010 with an exercise price of $0.73 per share. This option vests ratably over a three year period beginning on the first anniversary date of the date of grant.

        Fiscal year 2010 was essentially a transition year in which the Company's strategic imperatives were being developed and refined. As discussed and described below, in 2011, in recognition of the need to establish an incentive pay program that would serve the dual purpose of driving performance and attracting and retaining key contributors, the Compensation Committee approved annual and long-term incentive awards for Messrs. Van Horn, Pelizza, Ehrlich, and Lueras.

Assessment of Senior Executive Compensation and Development and Re-establishment of Incentive Programs in 2011

        In September 2010, as part of the Company's objective of establishing an annual and long-term incentive program for its executives, Buck Consultants, LLC was engaged to serve as an independent advisor to the Compensation Committee and to provide consultative services and assistance to the Company as follows:

  •
  Assess the executive pay package for the senior management team that reports directly to the CEO and make appropriate refinement recommendations, to ensure that consistency exists between the CEO pay package and go-forward pay arrangements for the senior management group.

  •
  Develop a formal incentive program for the Company's senior management team that supports alignment of management interests with the financial and value creation performance success of the business.

        In connection with these activities, a rigorous set of analyses of multiple factors was used in assessing pay levels of the senior management team and performance objectives. Given the unique circumstances of the Company's operations and industry, it was determined that multiple sources of data should be used in determining competitive pay levels of the senior management team.

        A primary source of data was derived from multiple relevant survey sources in determining pay practices among companies of size and scope similar to the Company. Another source used to supplement the survey data and to enhance our understanding of the relevant markets for management talent included proxy data of a number of public companies that were selected for comparison purposes based on three key factors as follows:

  •
  Revenue scope within a reasonable range;

  •
  Asset size within a reasonable range of the Company's asset size; and

  •
  Mining companies with operational scope comparable to those of the Company—specifically, mining companies with operational activities versus pure "junior" developmental/exploration companies.

        To be reflective of the appropriate range of relevant competitive pay practices, the group of companies used for this purpose is comprised of a mixture of mining companies in various sectors including uranium, oil and gas, and precious metals. The uranium mining companies included within the group consist of Cameco Corp., Denison Mines Corp., Laramide Resources, Uranerz Energy Inc., Strathmore Minerals, and CanAlaska Uranium Ltd.

        The survey data was combined with the proxy data described above in assessing the senior management team's competitive pay positioning relative to competitive practices—see below under "Target Total Direct Compensation Positioning for 2011" for more details.

  Pay for Performance Alignment

        The Company has a history of carefully and efficiently managing its operations to assure sustainability through periods of limited or no operational results in response to unfavorable price environments. Unlike many "junior" developmental mining companies which have come and gone, the Company has continuously been in existence for over 30 years, largely due to its production expertise, infrastructure, and capabilities that it has built up over the years. The senior management team is committed to continue to position the Company in optimizing its value to stockholders, recognizing that a number of important external factors, including uranium prices and environmental conditions, are outside of the Company's control. As such, management has successfully sustained the business for many years by managing in a way that is sensitive to the reality that the economic environment may not be favorable for sustained periods of time.

        While the Company continues to operate efficiently, management has recognized the need to balance its historic strengths with an intense focus on specific strategic imperatives, challenges, and requirements designed to maximize its performance opportunities when the business environment becomes more favorable. In 2011, in recognition of the need to re-establish an incentive pay program that would serve the dual purpose of driving performance and attracting and retaining key contributors, the Compensation Committee approved annual incentive and long-term plans (as described in greater detail below). The Compensation Committee took steps in creating an incentive structure that is aligned with the Company's specific strategic objectives with the ultimate goal of achieving long-term sustained value creation for the Company's stockholder base. The annual and long-term incentive plans that were adopted in have been designed to create a reward structure that is primarily contingent on the senior executives of the Company on meeting pre-established performance standards that are essential for sustained Company value-creation success.

        The incentive opportunities for the senior management team will be based on specific unit/individual performance measures subject to Compensation Committee approval. The following corporate performance objectives have been established as the basis for specific performance goals:

  •
  Stock price performance equal to or better than the median of the Company's peer group as set out in the Company's annual report;

  •
  Best-in-class safety standards;

  •
  Environmental performance in full compliance with Federal, state and local standards; and

  •
  Growth goals associated with development of the Churchrock/Crownpoint project and the underground resources in New Mexico, expanded financing sources, return to production in its South Texas properties, and strategic ventures.

  Annual Incentive Awards

        In December, 2010, at the request of Mr. Ewigleben, the Compensation Committee approved the following special cash incentive awards in recognition of their extraordinary performance given the challenging economic environment and the successful execution of strategic initiatives during 2010:

Richard A. Van Horn	$31,000
Mark S. Pelizza	$31,000
Thomas H. Ehrlich	$28,000
Mathew F. Lueras	$15,000

        In the case of Mr. Ewigleben, he received a cash incentive award of $210,000 paid in December, 2010, and a restricted stock award of 42,553 shares valued at $140,000 for 2010 performance pursuant to his employment agreement.

        Effective in 2011, in recognition of the need to align incentive opportunities with the successful execution of the Company's strategic objectives (both short-term and long-term), the Compensation Committee approved a Uranium Resources, Inc. Management Incentive Plan ("MIP") and associated award opportunities for the senior executives, each as described below. For 2011, Messrs. Van Horn, Pelizza, Ehrlich, and Lueras are eligible for participation in the plan (collectively the "Plan Participants"), while Mr. Ewigleben's incentive opportunities are pursuant to his employment agreement entered into during September 2009.

        The purpose of the 2011 MIP is to provide senior management with an annual incentive opportunity designed to: (i) create focus on specific planned performance goals, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the performance of the Company and (iii) serve as a vehicle for recruitment and retention. The 2011 MIP is comprised of the following features:

  •
  The target annual incentive payout is 30% of base salary and maximum annual incentive payout is 45% of base salary; individual awards can range from zero to 150% of target.

  •
  Each Plan Participant's award will be earned based on performance relative to individual/unit goals as determined by the CEO subject to Compensation Committee approval.

  •
  Awards are payable in cash (or stock at the discretion of the Company).

        For 2011, the maximum aggregate annual award amount payable under the MIP will not exceed 30% of the sum of the Plan Participants' base salary. Individual awards may be more or less than 30% of a Plan Participant's base salary; however, given the Company's current operating results, the maximum aggregate annual award amount payable under the MIP for the 2011 plan year cannot exceed the aggregate 30% limit. The specific performance levels and payout level percentages for 2011 are as follows:

Performance Level(a)	Payout Level Percentage(b)
Below Threshold	0% of Target
Threshold	33% of Target
Target	100% of Target
Maximum	150% of Target

(a)
Each Plan Participant's payout is determined by his actual performance relative to pre-established functional area/individual performance goals as established by the CEO and approved by the Compensation Committee.

(b)
The payout level percentages will vary depending on actual performance and their payout curves rise continuously from threshold to target and from target to maximum. Therefore, to determine awards between threshold and target and target and maximum, linear interpolation would be utilized. For example, if an individual's actual Performance was determined to be in the middle of target and maximum, the payout level percentage would be 125% of the target amount.

        Any payment made under the MIP to a Plan Participant is subject to provision for recovery or "clawback" by URI if the payment is subsequently determined to have been based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria.

        To further strengthen the linkage between the plan, risk management, and stockholder value creation, notwithstanding satisfaction of the specific performance conditions, the MIP contains a "stockholder protection feature" and a "minimum gateway requirement" in which payouts will occur only if the Company's operating cash on hand is at least $6 million as of the date in which payments under the MIP would be due and if the Company is not in violation of any debt covenants also determined as of the same.

  Long-Term Incentive Plan

        Effective in 2011, the Compensation Committee approved the Uranium Resources, Inc. Long-Term Incentive Plan (LTIP) to provide the senior management of the Company (exclusive of the Company's President and CEO whose incentive award criteria is specified pursuant to his employment agreement) with a long-term incentive opportunity designed to: (i) create focus on specific long-term goals aligned with stockholder interests, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the long-term performance of the Company and (iii) serve as a vehicle for recruitment and retention. The LTIP is comprised of the following features:

  •
  The target incentive payout is 30% of base salary and the maximum incentive payout is 45% of base salary and will be denominated in restricted stock by dividing the target incentive by a grant date share value.

  •
  One half of the shares will be earned based on remaining with the Company for three years following the grant date (time-based restricted share awards).

  •
  The other 50% (performance-based restricted share awards) will be earned based on the Company's Total Stockholder Return (TSR) performance over a one-year period starting as of the grant date.

  •
  Once earned, the performance-based restricted share awards are subject to additional vesting requirements over a three-year period in which the shares vest one-third each year over the 1st, 2nd, and 3rd anniversaries of the date of grant, provided the Plan Participant is still employed as of each such anniversary date.

  •
  The number of performance-based restricted share awards earned may rise to 200% of the target number of shares or shrink to zero shares based on performance.

        For each Plan Participant, their earned performance based restricted shares will be based on achievement relative to pre-established Performance Measures. For 2011, the following performance criteria will be applied to determine the actual number of restricted shares that have been awarded to a grantee that will be earned and eligible for vesting on a vesting date.

Performance Level	March 2012 Average URI Share Price as a percentage of January 2011 through March 2011 Average URI Share Price	Percentage of Performance Based Restricted Stock Award (PBRSA) Shares Earned
Below Threshold	NA—no award earned	0% of Target Award
Threshold	110%	50% of Target Award
Target	120%	100% of Target Award
Distinguished	200%	200% of Target Award

        The payout level percentage will vary depending on actual performance and the payout curve rises continuously from threshold to target and from target to maximum. Therefore, to determine awards between threshold and target and target and maximum, linear interpolation would be utilized. For example, if the Company's TSR actual performance was at 160% percent, the payout level percentage would be 150%.

        The LTIP contains the same stockholder protection feature and minimum gateway requirement, and clawback provisions as the MIP as described above. The Compensation Committee believes that these features, coupled with the stock ownership requirements described below provide for substantial protection against excessive or unnecessary risk taking by any Plan Participant.

        The LTIP puts a greater focus on performance and serves to create a balance between long-term and short-term performance imperatives. The Compensation Committee expects the incentive program to evolve over time as the Company transitions from its current primary focus on developmental and restoration activities to an operational focus driving towards profit and return enhancement.

  Target Total Direct Compensation Positioning for 2011

        As described above, the pay packages for the senior executive team for 2011 consists of base salary, a performance-based annual incentive plan, and a time-based and performance-based long-term incentive plan.

        Base salaries have been positioned to reflect job content and competitive pay practices and an adjustment has been made only to reflect appropriate pay for one executive to reflect added responsibilities and expectations.

        Mr. Ewigleben's 2011 base salary level of $350,000 is slightly above a market median range, however, his overall Target Total Direct Compensation ("TTDC") of $700,000 is between the median and 75th percentile ranges of the chief executive officer position based on the combined data sources described above. In general and as a whole, the 2011 TTDC of the Company's other four members of the senior management team are within market median ranges.

  Stock Ownership Requirements

        The Compensation Committee further believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and stockholders' interests and serves as an executive retention tool through vesting and post-vesting holding period requirements. Effective April 1, 2011 the Compensation Committee has established the following additional guidelines that limit senior management's ability to sell vested restricted shares of common stock for current tax liabilities:

  •
  Stock ownership for the CEO equal to the lesser of shares whose value equals 4x base salary or 466,667 shares.

  •
  Share ownership for other executive officers equal to the lesser of (a) shares whose value equals 2x base salary or (b) the number of shares determined by dividing 2x base salary by $3.

  •
  All officers will have 5 years to accumulate the ownership.

  •
  Retention ratio in which 60% of "net shares" cannot be sold until the ownership requirements are met.

  •
  One-year holding period requirement of "net shares" after requirements are met.

  •
  Re-evaluated every 3 years.

  •
  Penalties for non-compliance could include reduction or elimination of annual equity compensation, increased stock retention requirements, mandatory investment of a percentage of bonuses into company stock, or replacement of cash compensation with equity awards.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2010, 2009, and 2008 paid to our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as such as of December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Donald C. Ewigleben(2)(4)	2010	350,671	210,000	140,000	—	—	—	4,508	705,1799
President and Chief	2009	83,573	—	380,000	—	—	—	176	463,749
Executive Officer	2008	—	—	—	—	—	—	—	—
Richard A. Van Horn(3)(4)	2010	178,803	31,000	31,693	62,750	—	—	2,371	306,617
Executive Vice President—	2009	151,374	0	96,973	—	—	—	3,188	251,535
Operations	2008	247,191	0	—	—	—	—	88,568	335,759
Mark S. Pelizza(4)	2010	178,444	31,000	31,693	62,750	—	—	22,870	326,757
Senior Vice President—	2009	147,586	0	65,691	—	—	—	14,467	227,744
Health, Safety, and	2008	210,669	0	—	—	—	—	14,205	224,874
Environmental Affairs
Thomas H. Ehrlich(4)	2010	161,201	28,000	28,675	62,750	—		8,565	289,191
Vice President and Chief	2009	133,294	0	59,434	—	—	—	6,092	198,820
Financial Officer	2008	190,233	0	—	—	—	—	10,305	200,538
Mathew F. Lueras(4)	2010	90,084	15,000	—	64,200	—	—	5,070	174,354
Vice President—Corporate Development

(1)
Includes amounts paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan described above, contributions made by the Company under the Company's 401(k) Profit Sharing Plan described above, life insurance premiums paid by the Company on behalf of the named officer, the value realized from the exercise of stock options and directors' fees.

(2)
On September 3, 2009, Mr. Ewigleben became President, Chief Executive Officer and Chief Operating Officer.

(3)
All Other Compensation for 2010, 2009 and 2008 includes $0, $0, and $72,587, respectively for income related to the exercise of stock options as described below and $0, $1,189, and $2,653 respectively for gross ups to cover taxes related to annual lease value of Company vehicle.

(4)
See the Company's Form 10-K for the period ended December 31, 2010, Footnote 8—Shareholder's Equity of the Notes to Consolidated Financial Statements for discussion of stock option grants issued or issuable for deferred compensation and Footnote 9—Stock Based Compensation Plan of the Notes to Consolidated Financial Statements for discussion of valuation assumptions for stock option grants. The stock awards and option awards present the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. These awards are not subject to performance conditions.

        The following table provides additional information with respect to stock-based awards granted in 2010, the value of which was provided in the Stock Awards column of the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Awards ($/Sh.)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas H. Ehrlich	01/02/2010	—	—	—	—	—	—	17,614	—	0.81	14,267
	04/01/2010	—	—	—	—	—	—	19,736	—	0.73	14,407
	12/22/2010	—	—	—	—	—	—	—	25,000	2.51	62,750
Mark S. Pelizza	01/02/2010	—	—	—	—	—	—	19,468	—	0.81	15,769
	04/01/2010	—	—	—	—	—	—	21,814	—	0.73	15,924
	12/22/2010	—	—	—	—	—	—	—	25,000	2.51	62,750
Richard A. Van Horn	01/02/2010	—	—	—	—	—	—	19,468	—	0.81	15,769
	04/01/2010	—	—	—	—	—	—	21,814	—	0.73	15,924
	12/22/2010	—	—	—	—	—	—	—	25,000	2.51	62,750
Mathew F. Lueras	04/01/2010	—	—	—	—	—	—	—	20,000	0.70	14,000
	12/22/2010	—	—	—	—	—	—	—	20,000	2.51	50,200

Employment Agreements

        We have an employment agreement with Mr. Ewigleben which calls for compensation in the form of base salary plus an annual performance bonus of up to 100% of base salary, 60% of which is a cash bonus and 40% of which is payable in restricted stock of the Company. The amount, if any of the annual performance bonus will be determined by the Company's Compensation Committee based on annual performance objectives established for Mr. Ewigleben. The employment agreement also provides for severance payments to Mr. Ewigleben upon termination of his employment under certain circumstances. Severance payments for Mr. Ewigleben's termination range from one year's base salary plus 60% bonus to two years base salary plus a 60% bonus. The agreement also contains certain change of control provisions which provide for two year's base salary plus a 60% bonus, continuation of health benefits, acceleration of unvested stock options and restricted common stock awards and the extension of exercise periods for stock options by 90 days.

        We have standard agreements in place for our key employees that become effective in the event of a change in control. The Compensation Committee has made the determination that such agreements are necessary to retain key employees during the process leading to a possible change in control and insure that such employees can proceed to review the elements regarding the change in control in the best regard for stockholders without concern for continued salary payments if the change in control in fact does occur. The amount of the compensation payable to any particular employee is based on the compensation earned by such employee immediately prior to the change in control. Except for these agreements, we have no employment contracts with employees.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010 for the Named Executive Officers. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $3.40 a share (the closing market price of the Company's stock on December 31, 2010).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Van Horn	375,000	0	—	1.16	6/2/2014	—	—	—	—
		25,000		3.29	12/22/2020	—	—	—	—
Mark S. Pelizza	8,100	0	—	0.76	2/28/2011	—	—	—	—
	375,000	0	—	1.16	6/2/2014	—	—	—	—
		25,000		3.29	12/22/2020	—	—	—	—
Thomas H. Ehrlich	13,050	0	—	0.76	2/28/2011	—	—	—	—
	375,000	0	—	1.16	6/2/2014	—	—	—	—
		25,000		3.29	12/22/2020	—	—	—	—
Mathew F. Lueras		20,000		0.73	04/01/2020	—	—	—	—
		20,000		3.29	12/22/2020	—	—	—	—

Option Exercises and Stock Vested

        The following table sets forth certain information regarding options and restricted stock awards exercised and vested, respectively, during 2010 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald C. Ewigleben	—	—	180,000	132,600
Richard A. Van Horn	—	—	118,878	92,303
Mark S. Pelizza	—	—	80,530	62,528
Thomas H. Ehrlich	—	—	72,860	56,572

Potential Payments Upon Termination or Change in Control

        In September 2009 the Company entered into an employment agreement with Mr. Ewigleben which provides that, in the event Mr. Ewigleben is terminated following a change in control, or Mr. Ewigleben terminates the agreement because of (i) any material breach of the agreement by the Company, (ii) a requirement by the Company that he relocate outside the Denver metropolitan area, (iii) the failure of a successor company to assume the agreement, (iv) any material reduction in his title, responsibilities or duties or change in reporting responsibilities to other than the Company's Board of Directors or (v) his assignment of any duties materially inconsistent with his duties as President and CEO of the Company, he would have certain rights and benefits under the agreement. Such benefits would include two year's base salary plus 60% of his annual base salary as bonus payable in a lump sum within 30 days after his termination date. Assuming a change in control occurred on December 31, 2009, the total estimated compensation that would be paid in the aggregate under the Compensation Agreement to Mr. Ewigleben is $910,000. For purposes of Mr. Ewigleben's employment agreement a "change of control" means that (i) if after September 3, 2009, any person or group of affiliated or associated persons not a stockholder as of that date acquires more than 50% of the voting power of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the dissolution of the Company; (iv) a majority of the members of the Board are replaced during any 12-month period; or (iv) the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then "beneficially owned" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization.

        The change of control provisions also include the extension of coverage under the Company's group health plan for Mr. Ewigleben, his spouse and dependents for a period of up to twelve months. Mr. Ewigleben shall become fully vested in all of the rights and interests held by him under the Company's stock and other equity plans as of his termination date, to the extent he has not previously vested in such rights, and the exercise date of any options held by Mr. Ewigleben shall be extended to a date that is 90 days after his termination date.

        In June 1997, the Company entered into Compensation Agreements with each of Messrs. Willmott, Van Horn, Pelizza and Ehrlich, that provide that, in the event of a change in control, such officers will have certain rights and benefits for a period of thirty-six months for Mr. Willmott and twenty-four months for the other officers, following such change in control.

        For purposes of the Compensation Agreements, a "change in control" means (a) the consummation of any transaction pursuant to which any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company; or (b) a change in the composition of a majority of the Board of Directors within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company.

        Rights under the Compensation Agreements will be triggered in the event that, following a change in control, the applicable executive's employment is terminated by (a) the Company without cause; or (b) the executive if (i) the executive is assigned substantial duties or responsibilities that are materially inconsistent with the executive's position, duties, responsibilities or status during the twelve-month period immediately prior to the Change in Control; (ii) the executive's base compensation is reduced or the executive experiences in any year a reduction in the ratio of the executive's incentive compensation payment to the executive's base compensation in such year which is greater than the average reduction in the ratio of incentive compensation payments to base compensation in such year experienced by all of the Company's other salaried officers; or (iii) the executive is transferred to a location (other than Albuquerque, New Mexico) which is an unreasonable distance from the executive's current principal work location.

        The Compensation Agreements provide that the base salary payments shall be made on a monthly basis for the duration of the term and incentive payments shall be paid annually until the obligation to make such payments expires. Assuming a change in control occurred on December 31, 2010, the total estimated compensation that would be paid in the aggregate under the Compensation Agreements to these five executive officers is $1.5 million, which would be paid out in monthly installments over the term of the agreement.

Director Compensation

        The Company has a 2004 Amended and Restated Directors' Stock Option Plan (the "2004 Directors' Plan"). pursuant to which each non-employee Director elected or appointed to the Board of Directors for the first time will be granted an option to purchase fifty thousand (50,000) shares of the Company's Common Stock and either restricted shares or an option to purchase fifty thousand (50,000) shares either (a) upon his or her re-election at an annual meeting of the Company's stockholders, or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

        Compensation for 2010 for the non-employee directors was earned at the rate of $4,000 per quarter plus $1,250 per meeting attended. The Chairman of the Audit Committee earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting of the Audit Committee attended. The Chairman of the Strategic Planning Committee (providing this position is held by a non-employee director) earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting attended. Non-employee members of the Compensation and Nominating and Corporate Governance Committees earn $600 for each such meeting attended. Mr. Willmott has a base salary of $100,000 in his capacity as Executive Chairman. He elected to participate in the Company's cash conservation program in 2010 and reduce his cash compensation by $15,000 for which he received a grant of Restricted Stock valued at $15,091.

        The following table summarizes all compensation earned by the Company's directors (excluding Mr. Ewigleben, whose compensation is set forth in the table titled "Summary Compensation Table") in the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Paul K. Willmott(1)	85,297	15,091				11,832	112,220
Leland O. Erdahl(1)	51,900	26,500	—	—	—	—	78,400
Terence J. Cryan(1)	51,900	26,500	—	—	—	—	78,400
Marvin K. Kaiser(1)	56,900	26,500	—	—	—	—	83,400
Robert M. Gallagher(1)	31,056	15,625	8,625	—	—	—	55,306

(1)
See the Company's Form 10-K for the period ended December 31, 2010, Footnote 8—Shareholder's Equity of the Notes to Consolidated Financial Statements for discussion of stock options issued or issuable for deferred compensation and Footnote 9—Stock Based Compensation Plan of the Notes to Consolidated Financial Statements for discussion of valuation assumptions for stock option grants.

(2)
Option Award represents the grant date fair value of equity awards granted during 2010 in accordance with FASB ASC Topic 718.

(3)
Includes amounts paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan described above, contributions made by the Company under the Company's 401(k) Profit Sharing Plan described above, life insurance premiums paid by the Company on behalf of the named person and the value realized from the exercise of stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of December 31, 2010 regarding equity compensation to the Company's employees, officers and directors under equity compensation plans.

Plan category	Number of shares issuable under outstanding options and rights	Weighted average exercise price	Number of shares available for future issuance
Equity compensation plans approved by security holders	3,968,875	$2.55	626,833
Equity compensation plans not approved by security holders	735,982	$0.80	—
Total	4,704,857	$2.27	626,833

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

    Compensation Committee:
    Mr. Terence J. Cryan
    Mr. Leland O. Erdahl
    Mr. Marvin K. Kaiser

PROPOSAL TO AMEND THE URANIUM RESOURCES, INC.
AMENDED AND RESTATED 2004 DIRECTORS STOCK OPTION AND
RESTRICTED STOCK PLAN
(Proposal 2 on Proxy Card)

        On June 24, 2004, the Board of Directors adopted the Uranium Resources, Inc. 2004 Directors' Stock Option Plan (the "2004 Plan"). The 2004 Plan was approved by the Company's stockholders on June 30, 2005 at the Company's annual meeting of stockholders. The 2004 Plan was amended and restated by the Board of Directors on June 6, 2006 and April 10, 2007, which amendments and restatements were approved by the Company's stockholders on July 12, 2007. The 2004 Plan was further amended and restated on March 3, 2010, which was approved by the stockholders on June 3, 2010.

        On March 25, 2011, the Board of Directors, subject to obtaining approval of the stockholders, adopted an amendment to the 2004 Plan (the "Amended 2004 Plan"), to increase the number of shares of Common Stock eligible for issuance under the 2004 Plan from 1,250,000 shares to 2,500,000 shares. No other amendments to the 2004 Plan are proposed. The full text of the Amended 2004 Plan is attached to this Proxy Statement as APPENDIX A.

Summary of the Amended 2004 Plan

        The Amended 2004 Plan is intended to provide those directors who are not employees of the Company with additional incentives to improve the Company's performance by increasing such directors' level of stock ownership, to reinforce such directors' role in enhancing stockholder value and to provide an additional means of attracting and retaining well-qualified individuals to serve as directors.

        The Amended 2004 Plan will be administered by the Company's Compensation Committee, which will have complete powers respecting the Amended 2004 Plan, including, but not limited to, the authority to interpret the Amended 2004 Plan and to prescribe, amend and rescind rules and regulations relating to the Amended 2004 Plan.

        The stock subject to grants under the Amended 2004 Plan will be authorized but unissued or reacquired shares of the Company's Common Stock. The aggregate number of shares that may be issued pursuant to options and restricted stock grants under the Amended 2004 Plan cannot exceed 2,500,000 shares of Common Stock, subject to adjustment pursuant to certain provisions of the Amended 2004 Plan.

        In the event a recipient of an option under the Amended 2004 Plan ceases to be a director of the Company or subsidiary corporation, for any reason other than death, or retirement from service under a Board-approved written policy for retiring non-employee directors, or termination of service as a result of permanent and total disability, any option held by such person that has not yet vested will, unless otherwise determined by the Compensation Committee, terminate on the thirtieth (30th) day after the date of such termination. In the event a recipient of an option under the Amended 2004 Plan ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring non-employee directors, or termination of service as a result of permanent and total disability, then such option, unless otherwise determined by the Compensation Committee, will fully vest upon the date of such death, retirement or termination, and will be exercisable for a period of one year.

        Restricted stock awards under the Amended 2004 Plan will be subject to restrictions on sale, transfer, pledge and assignment for a certain period of time following grant as determined by the Compensation Committee in accordance with the Amended 2004 Plan. The Compensation Committee may condition any lapse of the period of restriction upon the attainment of standards specified by the Compensation Committee at the time of grant. A recipient of restricted stock under the Amended 2004 Plan will have, with respect to the shares of restricted stock granted, all of the rights of a stockholder of the Company, including the right to vote such restricted stock and the right to receive any regular cash dividends declared and paid out of current earnings in respect of such restricted stock.

        If at any time during the period of restriction a recipient of restricted stock ceases to be a director of the Company or subsidiary corporation, for any reason other than death, or retirement from service under a Board-approved written policy for retiring non-employee directors, or termination of service as a result of permanent and total disability, any restricted stock held in respect of such person that has not yet vested will, unless otherwise determined by the Compensation Committee, be forfeited as of the date such termination of service. If a recipient of restricted stock ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring non-employee directors, or termination of service as a result of permanent and total disability, then such person's restricted stock will fully vest upon the date of such death, retirement or termination, and all applicable restrictions thereon will lapse and expire.

        Upon the occurrence of a change of control of the Company, all options and restricted stock granted under the Amended 2004 Plan will immediately and fully vest and all restrictions thereon will lapse and expire. For purposes of the Amended 2004 Plan, a "change of control" will have occurred if: (i) a tender offer is made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; or (ii) the Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation; or (iii) the Company sells substantially all of its assets to another corporation that is not a wholly-owned subsidiary; or (iv) a person acquires, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company.

        An option holder will not recognize any taxable income at the time he or she is granted a nonqualified stock option provided the option exercise price is not less than the then fair market value of the Common Stock underlying such option on the date of grant. However, upon its exercise, the option holder will recognize ordinary income for U.S. federal tax purposes measured by the excess of the then fair market value of the shares received over the exercise price. The income realized by the option holder will be subject to income and other withholding taxes. The option holder's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

        In general, there will be no U.S. federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided the Company has satisfied applicable reporting and withholding requirements and that the deduction is not otherwise disallowed under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Under normal federal income tax rules, the recipient of a Restricted Stock Award is not taxed at the time of the award (assuming no election under Section 83(b) has been made). Instead, the employee is taxed at vesting, when the restrictions lapse. The amount of income subject to tax is the difference between the fair market value of the grant at the time of vesting minus the amount paid for the grant, if any. Under Section 83(b) of the Internal Revenue Code, employees can change the tax treatment of their Restricted Stock Awards. Recipients choosing the Special Tax 83(b) election elect to include the fair market value of the stock at the time of the grant minus the amount paid for the shares (if any) as part of their income (without regard to the restrictions). They are subject to required tax withholding at the time the restricted stock award shares are received. In addition to the immediate income inclusion, a Special Tax 83(b) election will cause the stock's holding period to begin immediately after the award is granted.

        With a Special Tax 83(b) election, employees are not subject to income tax when the shares vest (regardless of the fair market value at the time of vesting), and they are not subject to further tax until the shares are sold. Subsequent gains or losses of the stock would be capital gains or losses (assuming the stock is held as a capital asset). However, if the recipient were to leave the Company prior to vesting, they would not be entitled to any refund of taxes previously paid or a tax loss with respect to the stock forfeited.

        The term of the Amended 2004 Plan is ten (10) years from June 24, 2004 (the date the 2004 Plan was originally adopted by the Board).

 PROPOSAL TO APPROVE THE
COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
(Proposal 3 on Proxy Card)

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") provides stockholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

        As described in detail under the heading "Executive Compensation Discussion & Analysis" and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company's compensation program for the Named Executive Officers is designed to reward exceptional organizational and individual performance.

        The primary objectives of our compensation program are to (i) enhance the Company's ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports the Company's core values, (iii) provide a percentage of total compensation that is "at-risk", or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of Named Executive Officers with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

        The Company is asking the stockholders to indicate their support for the Company's named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure."

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

PROPOSAL TO RECOMMEND HOLDING A RECURRING NON-BINDING
STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
(Proposal 4 on Proxy Card)

        As described in Proposal Three above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the Company's compensation of its Named Executive Officers. Pursuant to Section 14A of the Exchange Act of 1934 (which was added by the Dodd-Frank Act), the Company must also permit stockholders to cast an advisory vote on how often the Company should include an advisory vote on the Company's compensation of its Named Executive Officers in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal Four, stockholders may vote to have the non-binding advisory vote on the Company's compensation of its Named Executive Officers every year, every two years or every three years.

        The Board of Directors believes that the advisory vote on compensation for the Company's Named Executive Officers should be conducted annually so that stockholders may express their views on the Company's compensation principles, policies and practices each year. The Board of Directors believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with the Company's stockholders on executive compensation and corporate governance matters.

        Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

    "RESOLVED, that the Company's stockholders recommend, on an advisory basis, whether a non-binding stockholder vote to approve the compensation of the Company's Named Executive Officers should occur every year, every two years or every three years."

        As an advisory vote, this proposal is not binding upon the Company. However, the Company will consider the outcome of the vote when deciding the frequency with which to present to stockholders for a non-binding vote the compensation of the Company's Named Executive Officers.

PROPOSAL TO RATIFY THE SELECTION
OF HEIN & ASSOCIATES, LLP AS AUDITORS
(Proposal 5 on Proxy Card)

        The Board of Directors voted to engage Hein & Associates, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 2011, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Hein & Associates, LLP is not required by Delaware corporate law or the Company's Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

        It is expected that one or more representatives of Hein & Associates, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee approved the engagement of Hein & Associates, LLP as the Company's independent auditors for the year ended December 31, 2010.

Audit Fees.

        During the years ended December 31, 2010 and 2009, the Company was billed audit fees of $151,300 and $128,500, respectively, by Hein & Associates, LLP, its principal independent auditor. Audit fees include fees for the audits of the Company's consolidated financial statements and fees in connection with internal controls testing and evaluation under Sarbanes-Oxley requirements.

Audit Related Fees.

        The Company was billed audit related fees of $0 in 2010 and $19,600 in 2009. Audit related fees include fees for the review of registration statements and issuance of consent letters in 2010 and 2009.

Tax Fees.

        None.

All Other Fees.

        None.

Audit Committee Pre-Approval Policies and Procedures.

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services do no impair the auditor's independence. All of the foregoing services were pre-approved by the Audit Committee.

BOARD OF DIRECTORS' RECOMMENDATIONS

        The Board of Directors unanimously recommends a vote (i) FOR the election of each of the nominees for director named in the Proxy, (ii) FOR approval of the amendment to the Company's Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan to increase the number of shares of the Company's Common Stock, $.001 par value per share, eligible for issuance under the plan from 1,250,000 shares to 2,500,000 shares; (iii) FOR approval, on an advisory basis, of the compensation of the Company's Named Executive Officers as described in this Proxy Statement; (iv) FOR recommending an annual non-binding stockholder vote on the compensation of the Company's Named Executive Officers; and (v) FOR the ratification of the appointment of Hein & Associates, LLP as independent auditors.

COST AND METHOD OF PROXY SOLICITATION

        The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and facsimile by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

        You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 2010, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The annual report includes all the information contained in the Company's Form 10-K. A separate copy of the Company's Form 10-K will not be furnished.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2012 ANNUAL MEETING

        Any proposals that stockholders of the Company desire to have presented at the 2012 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 27, 2011.

MISCELLANEOUS

        The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of Proxy will vote the proxy in accordance with his or their best judgment on such matters.

LEWISVILLE, TEXAS

April 29, 2011

 Appendix A

URANIUM RESOURCES, INC.
AMENDED AND RESTATED
2004 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

Effective March 25, 2011

        1.    Purpose.    The Uranium Resources, Inc. 2004 Directors Stock Option and Restricted Stock Plan (the "Plan") is intended to provide those directors who are not employees of Uranium Resources, Inc., a Delaware corporation (the "Company"), with additional incentives to improve the Company's performance by increasing the level of stock ownership by such directors, to reinforce such directors' role in enhancing stockholder value and to provide an additional means of attracting and retaining well-qualified individuals to serve as directors.

        2.    Administration.    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan. All questions of interpretation and application of the Plan, or pertaining to any Option or shares of Restricted Stock granted hereunder, shall be final and binding upon all parties.

        Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

          (a)   To determine the time or times when shares of Restricted Stock or Options will be granted, and the number of shares to be covered by any grant;

          (c)   To prescribe the terms and conditions of any grants made under the Plan, and the forms and agreements used in connection with such grants;

          (d)   To determine the time or times when Options or Restricted Stock will vest and determine the legends or markings to be placed upon stock certificates representing any such shares to reflect such standards and restrictions;

          (e)   To determine the time or times during which Options and Restricted Stock grants may be terminated in whole or in part, or when any such grants may be otherwise subject to forfeiture; and

          (f)    To establish any other Option or Restricted Stock agreement provisions not inconsistent with the terms and conditions of the Plan.

        3.    Eligibility.    Options and shares of Restricted Stock shall be granted hereunder only to directors of the Company who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors").

        4.    Stock.    The stock subject to the Options and Restricted Stock grants shall be authorized but unissued or reacquired shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The aggregate number of shares that may be issued pursuant to Options and Restricted Stock granted under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, subject to adjustment pursuant to Section 12 hereof. If any outstanding Option or grant of Restricted Stock under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option or unvested portion of the Restricted Stock grant may again be subject to an Option or grant of Restricted Stock under the Plan.

        5.    Granting of Options.    Options may be granted under the Plan to Non-Employee Directors by the Committee at its discretion at any time and in any amounts and, unless the Committee makes a grant of Restricted Stock under Section 7 of this Plan in lieu of the automatic grants specified in subsections 5.2 or 5.3, shall be granted under the Plan automatically and without further action by the Committee as follows:

          5.1   Each Non-Employee Director on the date the Plan was originally adopted shall be granted an Option to purchase seventy-five thousand (75,000) shares;

          5.2   Each Non-Employee Director elected or appointed to the Board for the first time shall be granted an Option to purchase fifty thousand (50,000) shares on the date of such election or appointment; and

          5.3   Each Non-Employee Director shall be granted an Option to purchase fifty thousand (50,000) shares either (a) upon his or her reelection at an annual meeting of the Company's stockholders or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

        Any grant of Restricted Stock made by the Committee in lieu of the automatic grant of Options under subparagraphs 5.2 and 5.3 shall be made prior to (i) an annual meeting of stockholders in any year or (ii) prior to June 1 in any year in which an annual meeting of stockholders is not held.

        6.    Terms and Conditions of Options.    Each Option granted pursuant to the Plan shall be evidenced by a stock option agreement (the "Stock Option Agreement"), in such form and containing such terms and conditions as the Committee from time to time may determine; provided, that each such Stock Option Agreement shall:

          6.1   State the number of shares of Common Stock, determined in accordance with Section 5, to which the Option pertains;

          6.2   Provide the Option price per share shall be equal to the fair market value of the shares of Common Stock on the date of the granting of the Option. For purposes of this Section 6.2, the "fair market value" of a share of Common Stock shall mean:

            6.2.1  If the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (a) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or (b) where last sale trade reporting on the Common Stock is not available, the average of the highest and lowest prices of a share of Common Stock sold on that date, as reported on such exchange or over the counter market; or

            6.2.2  If no shares of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission (including, without limitation, the methods sanctioned in Income Tax Reg. §1.409A-1(b)(5)(iv)), the Committee may provide for another means for determining fair market value;

          6.3   Provide that except as otherwise provided by the Committee, the Option is not transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order that satisfies the requirements specified for "qualified domestic relations orders" under either the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Security Act and related rules, and (absent such a transfer) is exercisable during the Optionee's lifetime only by the Optionee or the Optionee's attorney-in-fact.

  The Committee may in a specific Option agreement provide that the Optionee may transfer an Option by gift to a "family member" as defined by the Committee and such family member may exercise the Option.

          6.4   State the terms upon which the Option shall be exercisable; provided that:

            6.4.1  The Option shall not be exercisable after the expiration of ten (10) years from the date the Option is granted; and

            6.4.2  Subject to Section 12 hereof, the Option shall be exercisable only to the extent of shares that have vested in accordance with the following schedule unless a different vesting schedule is determined by the Committee:

ANNIVERSARY OF DATE OF GRANT	CUMULATIVE SHARES THAT ARE VESTED ON SUCH ANNIVERSARY
First	25%
Second	50%
Third	75%
Fourth	100% (rounded up to the nearest whole share)

          6.5   Provide that if an Optionee ceases to be an director of the Company or subsidiary corporation (as applicable), for any reason other than death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, any Option held by such Optionee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Optionee's termination of service, terminate unless exercised on or before the thirtieth (30th) day after the date of such termination. Neither the Optionee nor any other person shall have any right after such date to any part of any Option so terminated.

          6.6   Provide that if an Optionee ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, then such Option (i) unless otherwise determined by the Committee on or before the date of such death, retirement or termination, shall fully vest (to the extent not already vested), upon the date of such death, retirement or termination and (b) shall be exercisable for a period of one year by the Optionee or by the Optionee's heirs or legal representatives (as applicable).

          6.7   Except where considered a prohibited modification or extension of a stock right under Income Tax Reg. §1.409A-1(b)(5)(v), all outstanding Options under this Plan on the date of approval of the Plan by the stockholders of the Company automatically and without further action by the Company or the Optionee shall be deemed to have been amended to incorporate the provisions of Sections 6.5 and 6.6.

          6.8   Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by full payment of the purchase price by certified check payable to the Company. As promptly as practicable after the receipt by the Company of the foregoing, the Company shall cause to be delivered to such Optionee certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised.

          6.9   The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any applicable statute or regulation of any governmental authority.

          6.10 No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

        7.    Restricted Stock Provisions.

          7.1   The prospective recipient of a Restricted Stock grant shall not have any rights with respect to such grant unless and until such recipient has entered into a written agreement (the "Restricted Stock Grant Agreement") with the Company evidencing such grant, has delivered a fully executed copy thereof to the Company and has otherwise complied with the applicable terms and conditions of such grant.

          7.2   To be enforceable, a grant of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) following the grant date. Acceptance shall be evidenced by executing a Restricted Stock Grant Agreement. Upon acceptance of a grant of Restricted Stock, a Grantee shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend identifying the terms, conditions and restrictions applicable to such grant.

          7.3   The Committee shall require that: (i) the stock certificates transferred to a Grantee in evidence of the shares of Restricted Stock thereupon held by him be retransferred to, and be held in the custody of, the Company or its designee until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock grant, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant.

          7.4   Subject to the provisions of the Plan and the Restricted Stock Grant Agreement, during the period set by the Committee commencing with the date of such grant and the date or circumstances under which all restrictions lapse (the "Restriction Period"), a Grantee shall not be able to sell, transfer, pledge, anticipate or assign Restricted Stock. The Committee shall condition any lapse of the Restricted Period upon the attainment of standards specified by the Committee at the time of grant. The Committee, in its sole discretion, may specify that a Restricted Period may lapse in installments, or that the restrictions contained in a Restricted Stock grant are to be waived or accelerated in whole or in part based on the attainment of standards specified by the Committee. Unless otherwise specified by the Committee the Restricted Period shall lapse in installments of 25% per year as follows:

ANNIVERSARY OF DATE OF GRANT	PORTION OF SHARES (CUMULATIVE) AS TO WHICH THE RESTRICTED PERIOD SHALL LAPSE (rounded up to the nearest whole share)
First	25%
Second	50%
Third	75%
Fourth	100%

          7.5   Except as provided in Sections 7.3 and 7.4 of this Plan, a Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Stock and the right to receive any regular cash dividends declared and paid out of current earnings in respect of such Stock. The Committee shall require any cash dividends declared and paid in respect of unvested shares of Restricted Stock to be reinvested in additional

  Restricted Stock, to the extent shares are available under the Plan. Stock dividends, splits, property distributions issued with respect to Restricted Stock and cash dividends reinvested in shares of Restricted Stock shall be held by the Company and shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are declared and paid, and the Committee may require a Grantee to deliver additional stock powers covering any Restricted Stock issuable pursuant to such stock dividend, split or property distribution. Any other dividends paid or property distributed in respect of Restricted Stock shall be held by the Company subject to the same restrictions imposed upon the Restricted Stock to which such dividends and/or property relates.

          7.6   (a)    If a Grantee ceases to be an director of the Company or subsidiary corporation (as applicable), for any reason other than death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, any Restricted Stock held in respect of such Grantee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Grantee's death, retirement or termination, be forfeited as of the effective date of such death, retirement or termination. Neither the Grantee nor any other person shall have any right after such date to any part of any Restricted Stock so forfeited.

            (b)   If a Grantee's ceases to be a director because of death, or retirement from service under a Board-approved written policy for retiring Non-Employee Directors, or termination of service as a result of permanent and total disability, then such Grantee's Restricted Stock shall fully vest (to the extent not already vested) upon the date of such death, retirement or termination, and all applicable restrictions thereon shall lapse and expire. In the case of death, any Restricted Stock held by the Company or its designee shall be transferred and released to such Grantee's estate, or the person designated by such Grantee by will or in accordance with relevant state law.

          7.7   If and when the Restriction Period applicable to Restricted Stock expires without a prior forfeiture of such Stock, custody of such Stock shall be released to the Grantee by the Company (or its designee), together with any other property held by the Company with respect to such Stock, and an appropriate stock certificate shall be promptly delivered to the Grantee evidencing unrestricted ownership of such Stock.

        8.    Change of Control.

          8.1   Upon the occurrence of a Change of Control (as defined in this Section), notwithstanding any other Plan provision or any agreement to the contrary, any and all Options and Restricted Stock granted under the Plan shall immediately and fully vest (to the extent not theretofore vested), and all restrictions thereon shall lapse and expire.

          8.2   For purposes of the Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; or (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board), whether by gift, devise or otherwise, shall not be taken into account. For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act. Notwithstanding the provisions of the foregoing subparagraph (iv) of this Section 8.2, the term "person," as used in such subparagraph, shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board.

        9.    Investment Representation, Approvals and Listing.

          9.1   The Committee may, if it deems appropriate, condition any grant of Restricted Stock or issuance of shares upon exercise of an Option upon receipt of the following investment representation from the Grantee:

      "I agree that the Common Stock of Uranium Resources, Inc. that I acquire shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said shares of Common Stock has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said shares of Common Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

          9.2   The Company shall not be required to issue any certificate or certificates representing shares of Common Stock under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such Stock to listing on any national securities exchange on which the Common Stock may be listed; (iii) the completion of any registration requirements or other qualifications imposed on the Common Stock by any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable; and (iv) the obtaining of an investment representation from the Grantee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

        10.    General Provisions.

          10.1 The form and substance of Restricted Stock Grant Agreements and Stock Option Agreements made hereunder need not be identical. Nothing in the Plan or in any such agreement shall confer upon any Non-Employee Director any right to continue in service as a director of the Company or of any subsidiary corporation, to be entitled to any remuneration or benefits not set forth in the Plan or any Restricted Stock Grant Agreement or Stock Option Agreement, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate such Non-Employee Director's services at any time, with or without cause.

          10.2 The Plan may be assumed by the successors and assigns of the Company. The liability of the Company under the Plan is limited to the obligations set forth herein, and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any Non-Employee Director with respect to any loss, cost or expense which such Director may incur in connection with or arising out of any grant or agreement made in connection with the Plan. All expenses arising from or associated with administering the Plan shall be borne by the Company. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

        11.    Term of Plan.    Options and shares of Restricted Stock shall be granted hereunder within a period of ten (10) years from the date the Plan was originally adopted by the Board.

        12.    Effect on Options and Restricted Stock of Changes in the Company's Capital Structure.

          12.1 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, a payment of stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

          12.2 If the Company is merged into or consolidated with another corporation under circumstance where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan or unvested shares of Restricted Stock are outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Sections 6.4.2 and 7 hereof so that all Options and shares of Restricted Stock, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be fully vested; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6.4.2 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

          Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or shares of Restricted Stock.

        13.    Modification, Termination or Amendment of the Plan.    The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan in any respect whatsoever. Unless otherwise required by applicable law or rules of any stock exchange on which the shares of Common Stock are listed or approved for trading, the Board may at any time amend the Plan as it shall deem advisable without any action on the part of the stockholders of the Company. Any and all shares of unvested Restricted Stock outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with their restrictions and subject to the terms and conditions of this Plan and any related Restricted Stock Grant Agreements.

        14.    No Repricing.    Other than in connection with a change in the Corporation's capitalization, at any time when the purchase price of a Stock Option is above the market value of a Share, the Corporation shall not, without shareholder approval, reduce the purchase price of such Stock Option and shall not exchange such Stock Option for a new Stock Option with a lower (or no) purchase price or for cash or for stock award.

        15.    Effective Date.    The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company. If the Plan is so approved, no further approval shall be required with respect to the administration of grants made pursuant to the Plan.

        16.    Date of Adoption.    The Plan is adopted on June 2, 2004, was amended and restated June 6, 2006, is further and amended and restated effective April 10, 2007 and approved by the stockholders June 12, 2007 and is further and amended and restated effective March 3, 2010 and approved by the stockholders on June     , 2010, and is further amended effective March 25, 2011, and approved by the stockholders on                , 2011.

        IN WITNESS WHEREOF, this Plan is executed this 25th day of March 2011.

URANIUM RESOURCES, INC.
By:

URANIUM RESOURCES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 7, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Uranium Resources, Inc. (the “Company”) hereby constitutes and appoints Paul K. Willmott, Donald C. Ewigleben, Thomas H. Ehrlich, Leland O. Erdahl, Terence J. Cryan, and Marvin K. Kaiser, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites—Outdoor World, 2401 Bass Pro Drive, Grapevine, Texas 76051 on June 7, 2011, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

1.               ELECTION OF DIRECTORS.  The following five persons have been nominated to serve on the Company’s Board of Directors: Paul K. Willmott, Donald C. Ewigleben, Leland O. Erdahl, Terence J. Cryan, and Marvin K. Kaiser.

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

Withhold authority to vote for any individual nominee

2.     APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2004 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN. Proposal to amend the Company’s Amended and Restated 2004 Directors Stock Option and Restricted Stock Plan to increase the number of shares of the Company’s Common Stock, $.001 par value per share, eligible for issuance under the plan from 1,250,000 shares to 2,500,000 shares:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.  Proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure:

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.     FREQUENCY OF A NON-BINDING STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.  Proposal to recommend, on an advisory basis, whether a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur:

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

5.  RATIFICATION OF HEIN & ASSOCIATES, LLP.  Proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2011:

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.     OTHER BUSINESS.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 5, and annually on proposal 4.

DATED:	, 2011

(Signature)

(Signature)

NOTE: Please sign exactly as your name or names appear on this card.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such.  For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be.

To vote by mail, please mark, sign, date, and return this Proxy in the enclosed envelope.

For all other voting methods, please follow the voting instructions which accompany the proxy materials you received.

QuickLinks

PROXY VOTING OPTIONS
YOUR VOTE IS IMPORTANT!
ACTION TO BE TAKEN AT THE MEETING
OUTSTANDING VOTING SECURITIES REQUISITE VOTE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)
COMPENSATION DISCUSSION AND ANALYSIS
GRANTS OF PLAN-BASED AWARDS TABLE
PROPOSAL TO AMEND THE URANIUM RESOURCES, INC. AMENDED AND RESTATED 2004 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN (Proposal 2 on Proxy Card)
PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS (Proposal 3 on Proxy Card)
PROPOSAL TO RECOMMEND HOLDING A RECURRING NON-BINDING STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION (Proposal 4 on Proxy Card)
PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES, LLP AS AUDITORS (Proposal 5 on Proxy Card)
PRINCIPAL ACCOUNTANT FEES AND SERVICES
BOARD OF DIRECTORS' RECOMMENDATIONS
COST AND METHOD OF PROXY SOLICITATION
ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
MISCELLANEOUS
  Appendix A
URANIUM RESOURCES, INC. AMENDED AND RESTATED 2004 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN
Effective March 25, 2011